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                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of September 25, 2000, by and among JMB Properties Company, an Illinois general partnership (the "SELLER"), Head Management Company Holding, Inc., a Delaware corporation (the "PURCHASER"), and Urban Retail Properties Co., a Delaware corporation (the "CORPORATION").

                              W I T N E S S E T H:

                  WHEREAS, this Agreement is entered into connection with that certain Agreement and Plan of Merger dated as of September 25, 2000 (the "MERGER AGREEMENT") among Rodamco North America N.V., a company organized under the laws of the Netherlands, Hexalon Real Estate, Inc., a Delaware corporation, Head Acquisition, L.P. ("ACQUISITION, L.P."), a Delaware limited partnership, Head Acquisition Corp., a Delaware corporation, Urban Shopping Centers, Inc., a Maryland corporation, and Urban Shopping Centers, L.P., an Illinois limited partnership; and

                  WHEREAS, the Seller owns as of the date hereof one thousand (1,000) shares of common stock, par value $1.00 per share (the "SHARES"), of Urban Retail Properties Co., a Delaware corporation (the "CORPORATION"); and

                  WHEREAS, immediately prior to the Closing (as defined in Section 3.1), the Corporation shall contribute to a newly formed, wholly-owned limited liability company (the "LLC") all of the Corporation's right, title and interest in and to the land parcel located in Rocklin, California that was contributed to the Corporation by the Seller (the "PARCEL"), and the LLC shall assume any and all liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, related to the Parcel, including, without limitation, any indebtedness secured by the Parcel (the "ASSUMED PARCEL LIABILITIES"); and

                  WHEREAS, immediately following such contribution and prior to the Closing, the LLC shall distribute 95% of the membership interests in the LLC to the Seller in redemption of five hundred (500) Common Shares owned by the Seller (the "REDEEMED SHARES"); and

                  WHEREAS, after such distribution, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, at the Effective Time and upon the terms and subject to the conditions hereinafter set forth, all of the remaining Shares owned by the Seller (the "PURCHASED SHARES").

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                  1. THE CONTRIBUTION. Immediately prior to the Closing, the Corporation shall contribute to the LLC all of the Corporation's right, title and interest in and to the Parcel and the LLC shall assume the Assumed Parcel Liabilities. Immediately following such contribution and prior to the Closing, the LLC shall distribute 95% of the membership interests in the LLC to the Seller in redemption of the Redeemed Shares (the "REDEMPTION"). The Corporation shall effect,

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and the Seller and the Purchaser shall cause the
Corporation to take all necessary action to effect, immediately prior to the Closing the contribution and distribution described above.

                  2. SALE AND PURCHASE OF THE PURCHASED SHARES; PURCHASE CONSIDERATION.

                  2.1 SALE AND PURCHASE. At the Closing, the Seller, based upon the covenants and agreements of the Purchaser hereinafter set forth, shall transfer and deliver to the Purchaser, and, based upon the warranties, representations, covenants and agreements of the Seller hereinafter expressed, and subject to the terms and conditions hereinafter set forth, the Purchaser shall purchase from the Seller all of the Purchased Shares.

                  2.2 PURCHASE CONSIDERATION. The aggregate purchase price to be paid by the Purchaser to the Seller in exchange for the Purchased Shares shall be Two Million Dollars ($2,000,000.00) (the "PURCHASE CONSIDERATION").

                  2.3 MANNER OF PAYMENT. The Purchaser shall pay the Purchase Consideration to the Seller in accordance with SECTION 3.2(b).

                  3.       THE CLOSING.

                  3.1 CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall be held simultaneously with the closing of the transactions contemplated by the Merger Agreement at the offices of Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601. The date of the closing is sometimes referred to herein as the "CLOSING DATE".

                  3.2      CLOSING DELIVERIES.

                           (a)      BY THE SELLER. At the Closing, the Seller
agrees to deliver, or cause to be delivered, to the Corporation or the Purchaser, as appropriate, certificates representing all of the Redeemed Shares and the Purchased Shares, which certificates shall be either (i) duly endorsed or (ii) accompanied by stock powers duly executed by the Seller.

                           (b)      BY THE PURCHASER. At the Closing, the
Purchaser shall deliver, or cause to be delivered, to the Seller Two Million Dollars ($2,000,000.00) by wire transfer in immediately available funds to the account designated by the Seller in writing to the Purchaser at least three (3) business days prior to the Closing Date.

                  4.       REPRESENTATIONS AND WARRANTIES OF THE SELLER.

                  4.1 ORGANIZATION; POWER AND AUTHORITY. The Seller is a general partnership duly organized and validly existing under the laws of the State of Illinois. The Seller has all requisite general partnership power and authority to enter into this Agreement, to sell the Purchased Shares and to carry out and perform its obligations under the terms of this Agreement.

                  4.2 CORPORATE ACTION; NATURE OF OBLIGATIONS. All corporate, partnership or other action on the part of the Seller and its partners, as applicable, necessary for the authorization, execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby has been taken. This Agreement


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constitutes the valid and legally binding obligation of the Seller and is enforceable against the Seller in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by the availability of equitable remedies.

                  4.3 TITLE. The Seller owns, and as of the Redemption will own, beneficially and of record and has, or as of the Redemption will have, good and marketable title to the Redeemed Shares, free and clear of all liens, charges, claims, security agreements, equities, options, pledges and encumbrances whatsoever. The Seller owns, and as of the Closing will own, beneficially and of record and has, or as of the Closing will have, good and marketable title to the Purchased Shares, free and clear of all liens, charges, claims, security agreements, equities, options, pledges and encumbrances whatsoever. The Seller has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares hereunder, free and clear of all liens, charges, claims, security agreements, equities, options, pledges and encumbrances whatsoever; and upon delivery of and payment by the Purchaser of the Purchase Consideration pursuant to this Agreement, the Purchaser will acquire good and marketable title to the Purchased Shares, free and clear of all liens, charges, claims, security agreements, equities, options, pledges and encumbrances whatsoever, except as may have been created by the Purchaser.

                  4.4 NO VIOLATION; NO LIENS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the Seller with any of the provisions hereof, will (a) violate, or conflict with, or result in a breach of any provision of the Seller's organizational documents, if any, (b) result in a default or breach (or an event which, with notice or lapse of time or both, would constitute a default or breach), give rise to a right of termination, cancellation or acceleration, or require any consent or approval (other than the approval of the partners of the Seller) under any of the terms, conditions or provisions of any note, mortgage, indenture, license, agreement, lease or other instrument or obligation to which the Seller is a party or by which the Seller or any of its assets is bound, (c) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Seller or any of its assets or (d) result in the creation of any lien, security interest, charge or encumbrance upon any of the Shares.

                  4.5 TAX MATTERS. To the knowledge of the Seller, based on an existing letter of intent relating to the potential sale of the Parcel and other indications of interest received in respect of the Parcel, at the time of distribution of 95% of the membership interests in the LLC to the Seller in redemption of the Redeemed Shares, the fair market value of the Parcel shall be equal to or less than the Corporation's adjusted tax basis in such property for federal income tax purposes.

                  5.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

                  5.1 ORGANIZATION; POWER AND AUTHORITY. The Purchaser is a corporation duly organized and validly existing under the laws of the State of Delaware. The Purchaser has all requisite corporate power and authority to enter into this Agreement, to purchase the Purchased Shares and to carry out and perform its obligations under the terms of this Agreement.


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                  5.2      CORPORATE ACTION; NATURE OF OBLIGATIONS. All
corporate action on the part of the Purchaser necessary for the authorization, execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby has been taken. This Agreement constitutes the valid and legally binding obligation of the Purchaser and is enforceable against the Purchaser in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by the availability of equitable remedies.

                  5.3 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the Purchaser with any of the provisions hereof, will (a) violate, or conflict with, or result in a breach of any provision of the Purchaser's organizational documents, if any, (b) result in a default or breach (or an event which, with notice or lapse of time or both, would constitute a default or breach), give rise to a right of termination, cancellation or acceleration, or require any consent or approval under any of the terms, conditions or provisions of any note, mortgage, indenture, license, agreement, lease or other instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its assets is bound or (c) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Purchaser or any of its assets.

                  6.       REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.

                  6.1 ORGANIZATION; POWER AND AUTHORITY. The Corporation is a corporation duly organized and validly existing under the laws of the State of Delaware. The Corporation has all requisite corporate power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. The LLC will be duly organized and validly existing under the laws of the State of Delaware and will be governed by a limited liability company agreement that will provide that (i) the Seller shall have control over all LLC matters, without the Corporation's consent, except for amendments to the LLC agreement that would adversely affect the Corporation, and
(ii) distributions and allocations shall be pro rata based on percentage ownership interests.

                  6.2 CORPORATE ACTION; NATURE OF OBLIGATIONS. All corporate action on the part of the Corporation necessary for the authorization, execution, delivery and performance by the Corporation of this Agreement and the consummation of the transactions contemplated hereby has been taken. This Agreement constitutes the valid and legally binding obligation of the Corporation and is enforceable against the Corporation in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by the availability of equitable remedies.

                  6.3 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the Corporation with any of the provisions hereof, will (a) violate, or conflict with, or result in a breach of any provision of the Corporation's organizational documents, if any, (b) result in a default or breach (or an event which, with notice or lapse of time or both, would constitute a default or breach), give rise to a right of termination, cancellation or acceleration, or require any consent or approval


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under any of the terms, conditions or provisions of any note, mortgage, indenture, license, agreement, lease or other instrument or obligation to which the Corporation is a party or by which the Corporation or any of its assets is bound or (c) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Corporation or any of its assets.

                  7. HSR ACT NOTIFICATION AND REPORT FORM. The parties hereto shall, as soon as practicable, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated in this Agreement, including filing, if necessary, as soon as possible after the date hereof, the required Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ") (which filing shall request early termination) and shall use their commercially reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC and the DOJ or any other governmental authority for additional information or documentation. The Seller, on the one hand, and the Purchaser, on the other hand, shall bear equally all filing fees payable with respect to the parties' compliance with the HSR Act.

                  8. CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY. The obligation of the Purchaser to purchase the Purchased Shares at the Closing and the obligation of the Seller to deliver the Purchased Shares at the Closing are subject to the satisfaction or waiver on or prior to the Closing of the following conditions:

                  8.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties of the other parties contained in this Agreement shall be true and correct on and as of the Closing with the same force and effect as if made on and as of the Closing.

                  8.2 COVENANTS PERFORMED. The other parties shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                  8.3 MERGER EFFECTIVE TIME. The Effective Time (as defined in the Merger Agreement) shall have occurred.

                  8.4 LEGALITY. At the Closing, the purchase of the Purchased Shares by the Purchaser shall be legally permitted by all laws and regulations to which the Purchaser or the Seller is subject.

                  8.5 NO INJUNCTION. At the Closing, there shall be no effective injunction, writ, preliminary restraining order or order of any nature issued by a court of competent jurisdiction directing that the transactions provided for in this Agreement not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby.

                  8.6 GOVERNMENTAL APPROVALS. If a Notification and Report Form under the HSR Act is required to be filed with the FTC and the DOJ in connection with the consummation of the transactions contemplated in this Agreement, the applicable waiting periods under the


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HSR Act, and the rules and regulations promulgated thereunder, shall have expired or been terminated.

                  8.7 ADDITIONAL DOCUMENTS. At the Closing, all corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions, shall be reasonably satisfactory in form and substance to the Purchaser and the Seller, and the Purchaser and the Seller shall have received at or prior to the Closing all such documents as it shall have reasonably requested.

                  9.       GENERAL PROVISIONS.

                  9.1 ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated hereunder, and supersedes all negotiations, representations, warranties, commitments, offers, contracts and writings prior to the date hereof. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

                  9.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

                  9.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

                  9.4 GOVERNING LAW. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of Illinois, excluding the "conflict of laws" rules thereof.

                  9.5 NOTICES. (a) All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person or sent by certified mail, postage prepaid, and properly addressed as follows:

                  TO THE PURCHASER:

                  Head Management Company Holding, Inc.
                  c/o Rodamco North America N.V.
                  950 E. Paces Ferry Rd., Suite 2275
                  Atlanta, Georgia 30326
                  Attention: Gerald E. Egan
                  Fax No.: (404) 995-7276


                  WITH A COPY TO:

                  Winston & Strawn
                  35 West Wacker Drive
                  Chicago, Illinois 60601


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                  Attention: Steven J. Gavin
                  Fax No.: (312) 558-5700


                  TO THE SELLER:

                  JMB Properties Company
                  900 N. Michigan Avenue
                  Chicago, IL 60611
                  Attention: Gary Nickele
                  Fax No.: (312) 915-2310


                  WITH A COPY TO:

                  Mayer, Brown & Platt
                  190 S. LaSalle Street
                  Chicago, IL  60603
                  Attention: Edward J. Schneidman
                  Fax No.: (312) 701-7711


                           (b)      Any addressee may from time to time change
its address for the purpose of notices to that addressee by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

                           (c)      All notices and other communications
required or permitted under this Agreement which are addressed as provided in this SECTION 9.5 if delivered personally, shall be effective upon delivery; and, if delivered by mail, shall be effective upon deposit in the United States mail, postage prepaid.

                  9.6 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that the Purchaser may assign its rights, interests and obligations hereunder to an affiliate without the prior consent of the Seller.

                  9.7 REMEDIES. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party shall be entitled to immediate injunctive relief or specific performance without bond or the necessity of showing actual monetary damages in order to enforce or prevent any violations of the provisions of this Agreement.

                  9.8 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any


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provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  9.9 TERMINATION. This Agreement shall automatically terminate upon termination of the Merger Agreement pursuant to Article IX of the Merger Agreement.


                            [signature page follows]


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Stock Purchase Agreement as of the day and year first above written.

                                       HEAD MANAGEMENT COMPANY
                                       HOLDING, INC.


                                       By: /s/ Daniel S. Weaver
                                           ------------------------------------
                                       Name:   Daniel S. Weaver
                                           ------------------------------------
                                       Title:  Vice President
                                           ------------------------------------

                                       JMB PROPERTIES COMPANY


                                       By: /s/ Gary A. Nickele
                                           ------------------------------------
                                       Name:   Gary A. Nickele
                                           ------------------------------------
                                       Title:  Executive Vice President
                                           ------------------------------------





                                       URBAN RETAIL PROPERTIES CO.


                                       By: /s/ Michael Hilborn
                                           ------------------------------------
                                       Name:   Michael Hilborn
                                           ------------------------------------
                                       Title:  Secretary
                                           ------------------------------------